EXHIBIT 4.2


           INDIANAPOLIS POWER & LIGHT COMPANY

                           TO

            AMERICAN NATIONAL BANK AND TRUST
                   COMPANY OF CHICAGO
                         Trustee




          Thirty-Second Supplemental Indenture



                Dated as of June 1, 1989


            ESTABISHING FIRST MORTGAGE BONDS,

                 9 5/8% Series, Due 2019


                   TABLE OF CONTENTS*
                           OF
          THIRTY-SECOND SUPPLEMENTAL INDENTURE
                           OF
           INDIANAPOLIS POWER & LIGHT COMPANY

                                                                 Page
PARTIES                                                              1
RECITALS                                                             1
SECTION 1   Granting clauses                                         3
            Part I   Electric Distributing Systems                   3
            Part II  Steam and Hot Water Distributing Systems        4
            Part III Indeterminate Permits and Franchises            4
            Part IV  Other Property                                  5
            General and after-acquired title                         6
SECTION 2   Designation of Thirty-First series of bonds and
              kind and denominations thereof                         6
            Record date for payment of interest                      6
            Designation of American National Bank and Trust
              Company of Chicago as paying agent                     7
            Exchange of bonds                                        8
            Transfer of bonds                                        8
            Series limited to $50,000,000                            8
SECTION 3   Form of fully registered bond                            9
            Form of Trustee's certificate on bonds                  10
SECTION 4   Temporary bonds                                         14
SECTION 5   Annual Payments Maintenance & Improvement Fund          14
SECTION 6   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions                 14
SECTION 7   Condition of redemption prior to June 1, 1994           14
SECTION 8   Acceptance of trusts by Trustee and conditions
              of acceptance                                         15
SECTION 9   Successors and Assigns                                  15
SECTION 10  Limitation of rights hereunder                          15

*Table of contents is not part of the Thirty-Second
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

SECTION 11  Compliance with terms, provisions and
              conditions of Mortgage                                16
SECTION 12  Execution in counterparts                               16
TESTIMONIUM                                                         17
SIGNATURES AND SEALS                                                17
ACKNOWLEDGEMENTS                                                    18


     This Thirty-Second Supplemental Indenture, dated as of June 1, 1989, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May
1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1, 1951, as of March
1, 1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985 and as of October 1, 1986; and

     WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original
Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 9 5/8% Series, due 2019" (the bonds of said series being hereinafter sometimes referred to as the "2019 Bonds"), limited to the aggregate principal amount of Fifty Million Dollars ($50,000,000);
and

     WHEREAS, all things necessary to make the 2019 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Thirty-Second Supplemental Indenture, and the terms of the 2019 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original
Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2019 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                         PART I.
             ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock,
Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan,
Owen, Pike, Putnam, Shelby and Sullivan, State of
Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, crossarms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                        PART II.
        STEAM AND HOT WATER DISTRIBUING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                        PART III.
          INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public
Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, ad other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                        PART IV.
                     OTHER PROPERTY.

     All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-ways and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and other equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Fifty Million Dollars ($50,000,000) to be issued under and secured by the Mortgage, to be designated "9 5/8%
Series, due 2019", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on June 1, 2019, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date
(as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2019 Bonds not less than ten
(10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

     American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2019 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2019 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2019 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

     Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 2019 Bonds shall be redeemable prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount thereof and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of 2019 Bonds hereinafter recited, if redeemed otherwise than by the applicant of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section
69 of the Mortgage, provided, however, that prior to June
1, 1994, none of the 2019 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Company, computed in accordance with generally accepted financial practice of less than 9.625 per centum per annum.

     Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 2019 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of
Section 69 of the Mortgage, at the principal amount of the 2019 Bonds so to be redeemed and accrued interest to the date of redemption.

     The notice required for the redemption of the 2019
Bonds shall be as provided in Section 59 of the Mortgage.

     At the option of the holder, any 2019 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2019 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

     The Company shall not be required to make transfers or exchanges of any of the 2019 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

     No charge shall be made upon any transfer or exchange of any of the 2019 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2019 Bonds shall be limited to an aggregate principal amount of Fifty Million Dollars ($50,000,000) and shall be issued under the provisions of Article VI and Article VII of the Original Mortgage.

     SECTION 3.  The 2019 Bonds, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

                 [FORM OF FACE OF BOND]
            INDIANPOLIS POWER & LIGHT COMPANY
      FIRST MORTGAGE BOND, 9 5/8% SERIES, DUE 2019
                    Due June 1, 2019

No. ______                                      $______

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to or registered
assigns, on June 1, 2019, at the office or agency of the Company in the City of Chicago, Illinois,
Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this bond, at the rate of 9 5/8 per centum per annum in like lawful money, at said office or agency on June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on June 1 or December 1 will, subject to the exception provided in Section 2 of the Thirty-Second Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS
BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light
Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                              INDIANAPOLIS POWER & LIGHT
                                   COMPANY

Dated ______________          By________________________________
                                        President

Attest:

By ___________________________
          Secretary


        [FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

                  Trustee's Certificate

     This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Second Supplemental Indenture.

                              AMERICAN NATIONAL BANK AND
                                   TRUST COMPANY OF
                                   CHICAGO, Trustee


                              By_______________________________
                                   Authorized Signature

             [FORM OF REVERSE SIDE OF BOND]
           INDIANAPOLIS POWER & LIGHT COMPANY
      FIRST MORTGAGE BOND, 9 5/8% SERIES, DUE 2019
                    Due June 1, 2019

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 9 5/8% Series, due 2019
(herein sometimes called the "2019 Bonds") limited in aggregate principal amount to Fifty Million Dollars
($50,000,000) and established by a Thirty-Second
Supplemental Indenture, dated as of June 1, 1989, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and
Deed of Trust as supplemented and modified by all supplemental indentures thereto is herein referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of the maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     The 2019 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon the payment of the charges hereinafter mentioned, the 2019
Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

     No charge shall be made upon any transfer or exchange of any of the 2019 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The Company shall not be required to make transfers or exchanges of any of the 2019 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

     The 2019 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount of the 2019 Bonds to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium" if redeemed otherwise than by the application of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, provided, however, that prior to June 1, 1994, none of the 2019 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Company, computed in accordance with generally accepted financial practice, of less than 9.625 per centum per annum:

 If Redeemed                   If Redeemed
 During the                     During the
   Twelve                         Twelve
   Months'                       Months'
Period Ending    Redemption   Period Ending     Redemption
  With the        Premium        With the        Premium
Thirty-First                   Thirty-First
Day of May of                 Day of May of
  the Year                       the Year
   Stated                         Stated
    1990           9.625%          2000           4.813%
    1991           9.144%          2001           4.331%
    1992           8.663%          2002           3.850%
    1993           8.181%          2003           3.369%
    1994           7.700%          2004           2.888%
    1995           7.219%          2005           2.406%
    1996           6.738%          2006           1.925%
    1997           6.256%          2007           1.444%
    1998           5.775%          2008           0.963%
    1999           5.294%          2009           0.481%

and without premium if redeemed after May 31, 2009.

     The 2016 Bonds are subject to redemption prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of
Section 69 of the Mortgage, at the principal amount of the 2019 Bonds so to be redeemed and accrued interest to the date of redemption.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

     SECTION 4.  Until the 2019 Bonds in definitive form
are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2019 Bonds in temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Second Supplemental Indenture for a statement of such redemption prices.

     SECTION 5.  The covenant of the Company to make
annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four
Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2019 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2019 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2019 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto. Notwithstanding the foregoing, and irrespective of its right so to do, the Company covenants not to apply any cash in the Maintenance and Improvement Fund toward the redemption of the 2019 Bonds prior to June 1, 1994.

     SECTION 6.  The Company covenants that, so long as
any of the 2019 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 7.  In the event the Company elects to
redeem any of the 2019 Bonds prior to June 1, 1994 the Company shall, prior thereto, furnish to the Trustee a Treasurer's Certificate stating that such redemption is not being made, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest cost to the Company, computed in accordance with generally accepted financial practice, of less than 9.625 per centum per annum and that said redemption operation is in full compliance with the terms and conditions of
Section 2 of this Thirty-Second Supplemental Indenture.

     SECTION 8.  The Trustee hereby accepts the trusts
herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Second Supplemental
Indenture or of the bonds issued hereunder.

     SECTION 9.  Whenever in this Thirty-Second
Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 10.  Nothing in this Thirty-Second
Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Second
Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-
Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11.  The Company covenants that all of the
terms, provisions and conditions of the Mortgage shall be applicable to the 2019 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-
Second Supplemental Indenture.

     SECTION 12.  This Thirty-Second Supplemental
Indenture is dated as of June 1, 1989, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT
COMPANY, party of the first part, has caused its corporate name to be hereunder affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant
Secretary, for and in its behalf, and AMERICAN NATIONAL
BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.

                         INDIANAPOLIS POWER & LIGHT COMPANY

                         By   /s/ Marcus E. Woods
(SEAL)                        Marcus E. Woods, Vice-President

Attest:

/s/ Arnold A. Gordus
Arnold A. Gordus, Assistant Secretary


                         AMERICAN NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO

                         By   /s/ Ronald B. Bremen
(SEAL)                        Ronald B. Bremen, Vice-President

Attest:

/s/ Robert M. Selangowski
Robert M. Selangowski, Assistant Secretary

STATE OF INDIANA         )
                         :  SS.:
COUNTY OF MARION         )

     On this 31st day of May, in the year l989, before me, a Notary Public in and for the County and State aforesaid, personally came MARCUS E. WOODS, Vice-
President, and ARNOLD A. GORDUS, Assistant Secretary, of
Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant
Secretary, respectively.  Said MARCUS E. WOODS, and
ARNOLD A. GORDUS being by me severally duly sworn did depose and say that the said MARCUS E. WOODS resides in Hendricks County, Indiana and the said ARNOLD A. GORDUS resides in Marion County, Indiana; that said MARCUS E.
WOODS is Vice-President and said ARNOLD A. GORDUS is
Assistant Secretary of said Indianapolis Power & Light
Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 31st day of May, 1989.

                             /s/ Gloria Kay Bryant
                             Gloria Kay Bryant, Notary Public

My Commission Expires:
     June 11, 1991
My County of Residence is:
     Marion                           (Notarial Seal)


STATE OF ILLINOIS   )
                    : SS.:
COUNTY OF COOK      )

     On this 31st day of May, in the year 1989, before me, a Notary Public in and for the County and State aforesaid, personally came RONALD B. BREMEN, Vice-
President, and ROBERT M. SELANGOWSKI, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said RONALD B.
BREMEN, and ROBERT M. SELANGOWSKI, being by me severally sworn did depose and say that the said RONALD B. BREMEN, resides in Glencoe, Illinois, and that the said ROBERT M.
SELANGOWSKI resides in Lansing, Illinois; that said
RONALD B. BREMEN is Vice-President and said ROBERT M.
SELANGOWSKI is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 31st day of May, 1989.

                              /s/ Mary T. Denham
                              Mary T. Denham, Notary Public

(NOTARIAL SEAL)

My Commission Expires:
     March 11, 1990

My County of Residence is:
     Cook

             This instrument was prepared by
                    MARCUS E. WOODS,
                     Attorney at Law


                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO

                                                TRUSTEE

                                ---------------

                      THIRTY-THIRD SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF AUGUST 1, 1989

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7.45% SERIES, DUE 2019




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-THIRD SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                               PAGE
                                                               ----
Parties....................................................       1
Recitals...................................................       1
Section 1   Granting clauses...............................       3
            Part I Electric Distributing Systems...........       4
            Part II Steam and Hot Water Distributing
                    Systems................................       4
            Part III Indeterminate Permits and Franchises..       5
            Part IV Other Property.........................       5
            General and after-acquired title...............       6
Section 2   Designation of thirty-second series of bonds
              and kind and denominations thereof...........       6
            Designation of Company office as place of
              payment or, if not maintained, designation
              of American National Bank and Trust Company
              of Chicago as paying agent....................      6
            Purpose of bonds................................      7
            Redemption of bonds.............................      7
            Exchange of bonds...............................     12
            Transfer of bonds...............................     12
            Series limited to $23,500,000...................     13
Section 3   Form of fully registered bond...................     14
            Form of Trustee's certificate on bonds..........     16
Section 4   Temporary bonds.................................     19
Section 5   Payment of principal and interest: credits......     20
_________________________
*Table of Contents is not part of the Thirty-Third
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 6   Annual Payments for Maintenance and Improvement
              Fund..........................................     20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions.........     21
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance.................................     21
Section 9   Successors and assigns..........................     21
Section 10  Limitation of rights hereunder..................     21
Section 11  Compliance with terms, provisions and
              conditions of Mortgage........................     22
Section 12  Execution in counterparts.......................     22
Testimonium.................................................     23
Signatures and Seals........................................     24
Acknowledgements............................................     25

                                       ii


THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of
August 1, 1989, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part; witnesseth that:

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a loan agreement
(hereinafter sometimes called the "Loan Agreement"), dated as of August 1, 1989, with the Indiana Employment
Development Commission (the "Commission"), in order to obtain funds for the acquisition, construction, installation and equipping by the Company of certain pollution control facilities, sewage facilities, solid waste disposal facilities, and local district heating or cooling facilities (the "Project"), and pursuant to the Loan Agreement the Company has agreed to issue its bonds under the Mortgage and this Thirty-Third Supplemental
Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7.45% Series, due 2019" (the bonds of said series being hereinafter sometimes referred to as the "2019 PC Bond"), limited to the aggregate principal amount of Twenty-Three Million Five Hundred
Thousand Dollars ($23,500,000); and

WHEREAS, all things necessary to make the 2019 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Third Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Third Supplemental Indenture, and the terms of the 2019 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Third Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2019 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Third Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                                    PART I.

                        ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, crossarms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                   PART II.

                   STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                   PART III.

                     INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public
Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                   PART IV.

                                OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Twenty-Three Million Five Hundred Thousand Dollars
($23,500,000) to be issued under and secured by the Mortgage, to be designated "7.45% Series, due 2019", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on August 1, 2019, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United
States of America, except as provided below, at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2019 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2019 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2019 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2019 PC Bond will be issued to evidence and secure a loan to the Company by the Commission pursuant to the Loan Agreement of certain funds to be acquired by the Commission through the issuance of Indiana Employment
Development Commission, Exempt Facilities Revenue Bonds,
Series 1989 (Indianapolis Power & Light Company Project)
(the "Commission Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust (the
"Commission Indenture"), dated as of August 1, 1989, by and between the Commission and Merchants National Bank &
Trust Company of Indianapolis, as Trustee (the
"Commission Trustee"). If the Commission Trustee is requested by any registered holder of one million dollars or more in aggregate principal amount of the Commission
Bonds to make interest payments on the Commission Bonds by wire transfer in federal funds on the date when due, the interest on the 2019 PC Bond shall be paid on or before the date when due in sufficient time and form to permit the Commission Trustee to comply with the payment requirements for the Commission Bonds. Pursuant to the Commission's pledge and assignment of the 2019 PC Bond and the Loan Agreement, as set forth in the Commission
Indenture, the 2019 PC Bond shall be issued to the Commission Trustee. Substantially all of the proceeds of the Commission Bonds will be used for the Project.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2019 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In part, at the option of the Company, if any Project component or the facilities serviced by the Project component shall have been damaged or destroyed as set forth in Section 5.1 of the Loan Agreement (i) to such extent that it cannot be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the Net Proceeds (as defined in the Loan Agreement) or any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In part, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Project component or the facilities serviced by the Project component shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company is thereby prevented from carrying on its normal operation of either the Project component or such facilities for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the Net Proceeds (as defined in the Loan Agreement) from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution of the State of Indiana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the Commission or the Company, with respect to the Project or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project.

(d) In part, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of any Project component or the operation of the facilities serviced by the Project component shall have occurred or technological or other changes shall have occurred which render said facilities uneconomic for use.

(e) In part, at the option of the Company, to the extent of Net Proceeds (as defined in the Loan Agreement) received from any condemnation award, taking or sale as stated therein, if title to, or the temporary use of any portion of the Project shall have been taken by the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the Commission and the Commission Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming a part of the Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Project, or (ii) that the Project has been restored to a condition substantially equivalent to its condition as Pollution Control Facilities, Sewage Facilities or Solid Waste Disposal Facilities or Local District Heating or Cooling Facilities (as defined in the Loan Agreement) prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Project as Pollution Control Facilities, Sewage Facilities or Solid Waste Disposal Facilities or Local District Heating or Cooling Facilities.

(f) In whole, at any time on or after August 1, 1999, or in part on any interest payment date on or after August
     1, 1999, at the option of the Company, at a price equal to the principal amount of the 2019 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of 2019 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2019 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2019 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h) In the event that the Company is notified by the Commission Trustee that (i) an event of default has occurred and is continuing under Section 8.01 of the Commission Indenture, and (ii) the Commission Trustee has declared the principal of all Commission Bonds then outstanding immediately due and payable pursuant to
     Section 8.02 of the Commission Indenture, the Company shall call for redemption on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2019 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2019 PC Bond (x) such event of default is waived or cured as set forth in
     Section 8.02 of the Commission Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2019 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2019 PC Bond.

(i) In the event the Commission Trustee notifies the Company and the Commission that the interest payable on the Commission Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be no longer excludable from gross income for federal income tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2019 PC Bond then outstanding to be redeemed on the next succeeding interest payment date which is not less than ninety (90) days after the date of such notice; provided, however, that such requirement of redemption shall be deemed waived if, prior to the date fixed for redemption of the 2019 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2019 PC Bond shall be entitled only to such rights as are available to holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Commission Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2019 PC Bond on the next succeeding interest payment date which is not less than ninety (90) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2019 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the Commission Trustee to redeem the Commission Bonds in part, which redemption would have the result that the interest payable on the Commission Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 142(a)(2) of the Internal Revenue Code of 1986, as amended.

In case of redemption of the 2019 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsection (c), (f), (g), (h) or (i) above, the amounts payable upon redemption of the 2019 PC Bond shall be a sum sufficient, together with other funds deposited with the Commission Trustee and available for such purpose, to pay the entire principal of, (and premium, in the case of redemption pursuant to (f) above), and interest on the 2019 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the Commission Trustee accrued and to accrue through final payment of the 2019 PC Bond.

In case of redemption in part pursuant to (a), (b), (d),
(e), (f) or (i) above, the amount payable by the Company under this Thirty-Third Supplemental Indenture, the Loan
Agreement and the 2019 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2019 PC Bond so to be redeemed, which sum together with other funds deposited with the Commission Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Commission Bonds and to pay all reasonable and necessary fees and expenses of the Commission Trustee accrued and to accrue through such partial prepayment. In case of redemption in part pursuant to (a), (b), or (d) above, the aggregate principal amount of the 2019 PC Bond to be redeemed shall be an amount equal to the amount of the proceeds of the Commission Bonds expended on the Project component affected by the event, rounded up to the nearest five thousand dollar increment.

The 2019 PC Bond and the Commission Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2019
PC Bond in whole or in part or to comply with any obligations to redeem the 2019 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the Commission Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2019 PC Bond, and the requirements of
Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2019 PC Bond.

At the option of the holder, the 2019 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a fully registered bond in like principal amount of the same series and in an authorized denomination.

The 2019 PC Bond will be nontransferable except to the Commission Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2019 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-Third
Supplemental Indenture.

Upon redemption of the 2019 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2019 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

The Company shall not be required to transfer or exchange the 2019 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of the 2019 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2019 PC Bond shall be limited to an aggregate principal amount of Twenty-Three Million Five Hundred
Thousand ($23,500,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

Section 3.  The 2019 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form of Face of 2019 PC Bond]

This First Mortgage Bond, 7.45% Series, due 2019
(hereinafter called the "2019 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust, dated as of August 1, 19889, between the Indiana Employment Development Commission and
Merchants National Bank & Trust Company of Indianapolis, as Trustee, or to Indianapolis Power & Light Company.


     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7.45% Series, Due 2019
     Due August 1, 2019

No. 1                                $23,500,000

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to Merchants
National Bank & Trust Company of Indianapolis, as Trustee under the Indenture of Trust between the Indiana
Employment Development Commission, and Merchants National
Bank & Trust Company of Indianapolis, as Trustee, dated as of August 1, 1989, or registered assigns, on August 1, 2019, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Twenty-Three Million Five
Hundred Thousand Dollars ($23,500,000) in lawful money of the United States of America, and to pay to the registered owner thereof interest thereon from the first day of February or the first day of August next preceding the date of this 2019 PC Bond, at the rate of seven and forty-five hundreths per centum (7.45%) per annum in like lawful money at said office or agency, on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2019 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.
If the Commission Trustee (as defined below) is requested by any registered holder of one million dollars or more in aggregate principal amount of the Commission Bonds (as defined below) to make interest payments on the Commission Bonds (as defined below) by wire transfer in federal funds on the date when due, the interest on this 2019 PC Bond shall be paid on or before the date when due in sufficient time and form to permit the Commission
Trustee (as defined below) to comply with the payment requirements for the Commission Bonds (as defined below).

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2019
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2019 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, at such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

This 2019 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                            INDIANAPOLIS POWER & LIGHT COMPANY



Dated:                      By_______________________________________
                                             President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2019 PC Bond]


     Trustee's Certificate

This 2019 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Third Supplemental Indenture.

                             AMERICAN NATIONAL BANK AND
                               TRUST COMPANY OF CHICAGO,
                                             Trustee


                             By______________________________________
                                Authorized Signature

[Form of Reverse Side of 2019 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7.45% Series, due 2019
     Due August 1, 2019

This 2019 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7.45% Series, due 2019
(hereinafter, called the "2019 PC Bond") limited in aggregate principal amount to Twenty-Three Million Five
Hundred Thousand Dollars ($23,500,000) and established by a Thirty-Third Supplemental Indenture, dated as of August
1, 1989, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2019 PC Bond evidences and secures a loan made by the Indiana Employment Development Commission (the
"Commission"), to the Company, pursuant to a Loan
Agreement, dated as of August 1, 1989, between the Commission and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the Commission contemporaneously with the issue of this 2019 PC Bond, will issue Twenty-Three Million Five Hundred Thousand
Dollars ($23,500,000) principal amount of its Exempt
Facilities Revenue Bonds, Series 1989 (Indianapolis Power
& Light Company Project)(the "Commission Bonds") under and pursuant to an Indenture of Trust, dated as of August
1, 1989 (the "Commission Indenture") between the
Commission and Merchants National Bank & Trust Company of
Indianapolis, as Trustee (the "Commission Trustee").  The
Commission Bonds are payable from payments made by the Company of principal, of premium, if any, and interest on this 2019 PC Bond and from moneys in the Bond Fund created under the Commission Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2019 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the Commission Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Third Supplemental Indenture.

This 2019 PC Bond is not subject to redemption prior to August 1, 1999, except as provided in Section 2 of the Thirty-Third Supplemental Indenture, to which reference is made for full description of redemption provisions.

This 2019 PC Bond is subject to redemption in whole at any time on or after August 1, 1999, or in part on any interest payment date on or after August 1, 1999, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Thirty-Third
Supplemental Indenture, at a price equal to the principal amount of the 2019 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium":

If Redeemed During
The Twelve Months
Ending With the
Thirty-first Day
Of July of the                Redemption
Year Stated                   Premium

2000                            2.0%
2001                            1.0%


and without premium if redeemed after July 31, 2001.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum
(66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage
(excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2019
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2019 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Third Supplemental Indenture, the principal of, and premium, if any, and interest on this 2019 PC
Bond at the place, at the respective times and at the rate and in the manner herein prescribed.

This 2019 PC Bond is issuable only in fully registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2019 PC Bond will be nontransferable except to the Commission Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2019 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and the Thirty-Third
Supplemental Indenture.

Upon redemption of this 2019 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trsutee shall authenticate and deliver a new registered 2019 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[End of 2019 PC Bond Form]

Section 4. Until the 2019 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2019 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Third Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2019 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided; however, that:

(a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2019 PC Bond shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the Commission Indenture are available for payment of the principal of, or premium, if any, or interest on the Commission Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the Commission Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2019 PC Bond.

(b) Except as otherwise provided in this Section 5, the principal amount of any Commission Bond acquired by the Company and delivered to the Commission Trustee, or acquired by the Commission Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2019 PC Bond.

As the principal of, premium, if any, and interest on the 2019 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2019 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2019 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the Commission Trustee specifying the amount of such payment or credit and the principal amount of the 2019 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2019 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2019 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holders of the 2019 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2019 PC Bond the holder thereof waive any right or privilege so to consent or take any other action with respect thereto. Notwithstanding the foregoing, and irrespective of its right so to do, the Company covenants not to apply any cash in the Maintenance and Improvement fund toward the redemption of the 2019 PC Bond prior to August 1, 1999.

Section 7. The Company covenants that, so long as the 2019 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Third Supplemental
Indenture or of the PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Third Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Third
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 10. Nothing in this Thirty-Third Supplemental
Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Third Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2019 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Third Supplemental Indenture.

Section 12. This Thirty-Third Supplemental Indenture is dated as of August 1, 1989, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed in this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                      Indianapolis Power & Light Company


                      By  /s/ Marcus E. Woods
                          Marcus E. Woods,
                          Vice-President.

Attest:

/s/ Arnold A. Gordus,
Arnold A. Gordus,                                     (SEAL)
Assistant Secretary


                      American National Bank and Trust
                        Company of Chicago,

                      By  /s/ Ronald B. Bremen
                          Ronald B. Bremen,
                          Vice-President

Attest:


/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary                                     (SEAL)




State of Indiana     )
                     )  ss.:
County of Marion     )

On this 26th day of July, in the year 1989, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Arnold A. Gordus, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively.
Said Marcus E. Woods and Arnold A. Gordus being by me severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and the said Arnold A. Gordus resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and said Arnold A. Gordus is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 26th day of July, 1989.


                               /s/ Jeanne-Marie T. Bell
                              Jeanne-Marie T. Bell,
                                  Notary Public


(Notarial Seal)

My Commission Expires:
  January 19, 1993

My County of Residence is:
  Marion




State of Illinois    )
                     )  ss.:
County of Cook       )


On this 26th day of July in the year 1989, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and
Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen, and
Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 26th day of July, 1989.


                                  /s/ Mary T. Denham
                                  Mary T. Denham
                                   Notary Public.
(Notarial Seal)

My Commission Expires: March 11, 1990


My County of Residence is:
  Cook

                    This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law



                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                              TRUSTEE

                                ---------------

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 15, 1991

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            8% SERIES, DUE 2006




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                 PAGE
                                                                 ----
Parties..................................................          1
Recitals.................................................          1
Section 1   Granting clauses..............................         3
               Part I Electric Distributing Systems.......         3
               Part II Steam and Hot Water Distributing
                         Systems..........................         4
               Part III Indeterminate Permits and
                         Franchises.......................         4
               Part IV Other Property.....................         5
            General and after-acquired title..............         6
Section 2   Designation of Thirty-Second series of bonds
              and kind and denominations thereof..........         6
            Record date for payment of interest...........         6
            Designation of American National Bank and Trust
              Company of Chicago as paying agent..........         7
            Exchange of bonds.............................         7
            Transfer of bonds.............................         8
            Series limited to $58,800,000.................         8
Section 3   Form of fully registered bond.................         8
            Form of Trustee's certificate on bonds........        10
Section 4   Temporary bonds...............................        13
Section 5   Annual Payments for Maintenance and
              Improvement Fund............................        13
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions................................        14
Section 7   Acceptance of trusts by Trustee and
              conditions of acceptance....................        14
Section 8   Successors and assigns........................        14
Section 9   Limitation of rights hereunder................        14
_________________________
*Table of Contents is not part of the Thirty-Fourth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage......................        15
Section 11  Execution in counterparts.....................        15
Testimonium...............................................        16
Signatures and Seals......................................        16
Acknowledgements..........................................        17

                                       ii


THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of
October 15, 1991, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, and as of August 1,
1989; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 8% Series, due 2006" (the bonds of said series being hereinafter sometimes referred to as the "2006 Bonds"), limited to the aggregate principal amount of Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000); and

WHEREAS, all things necessary to make the 2006 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Fourth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Fourth Supplemental Indenture, and the terms of the 2006 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Fourth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2006 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Fourth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                        PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                      PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                    PART III.

    INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                    PART IV.

                OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Fifty-Eight Million Eight Hundred Thousand Dollars
($58,800,000) to be issued under and secured by the Mortgage, to be designated "8% Series, due 2006", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on October 15, 2006, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on October 15 and April 15 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date
(as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2006 Bonds not less than ten
(10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2006 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2006 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2006 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2006 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2006 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2006 Bonds, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2006 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

The Company shall not be required to make transfers or exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

No charge shall be made upon any transfer or exchange of any of the 2006 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2006 Bonds shall be limited to an aggregate principal amount of Fifty-Eight Million Eight Hundred Thousand
Dollars ($58,800,000) and shall be issued under the provisions of Article VI and Article VII of the Original
Mortgage.

Section 3. The 2006 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, Due 2006
     Due October 15, 2006

No.                                       $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to or registered
assigns, on October 15, 2006, at the office or agency of the Company in the City of Chicago, Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the registered owner hereof interest thereon from the fifteenth day of October or the fifteenth day of April next preceding the date of this bond, at the rate of 8 per centum per annum in like lawful money, at said office or agency on October 15 and April 15 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on October 15 or April 15 will, subject to the exception provided in Section 2 of the Thirty-
Fourth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

This bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY



Dated:               By_______________________________________
                                   President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on Bonds]


     Trustee's Certificate

This Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Fourth Supplemental Indenture.

                                   AMERICAN NATIONAL BANK AND
                                     TRUST COMPANY OF CHICAGO
                                                  Trustee



By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, due 2006
     Due October 15, 2006

This Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 8% Series, due 2006 (herein sometimes called the "2006 Bonds") limited in aggregate principal amount to Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000) and established by a Thirty-Fourth Supplemental Indenture, dated as of October
15, 1991, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as Trustee
(which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The 2006 Bonds are issued only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2006 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No charge shall be made upon any transfer or exchange of any of the 2006 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The Company shall not be required to make transfers or exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

The 2006 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2006 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

Section 4. Until the 2006 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2006 Bonds in temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Fourth Supplemental Indenture for a statement of such redemption prices.

Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of the 2006 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2006 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2006
Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

Section 6. The Company covenants that, so long as any of the 2006 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Fourth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fourth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Fourth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 9. Nothing in this Thirty-Fourth Supplemental
Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Fourth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2006 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-
Fourth Supplemental Indenture.

Section 11. This Thirty-Fourth Supplemental Indenture is dated as of October 15, 1991, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                       Indianapolis Power & Light Company

(SEAL)

                       By    /s/ Marcus E. Woods
                             Marcus E. Woods, Vice-President.

Attest:


/s/ Clark L. Snyder,
Clark L. Snyder, Assistant Secretary.


                        American National Bank and Trust
                          Company of Chicago,
(SEAL)

                        By  /s/ Ronald B. Bremen
                            Ronald B. Bremen, Vice-President.



Attest:


/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.




State of Indiana     )
                     )  ss.:
County of Marion     )

On this 16th day of October, in the year 1991, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-
President, and Clark L. Snyder, Assistant Secretary, of
Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant
Secretary, respectively. Said Marcus E. Woods, and Clark
L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks
County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-
President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 16th day of October, 1991.


                          /s/ Gloria K. Bryant
                          Gloria K. Bryant, Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 16th day of October, in the year 1991, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 16th day of October, 1991.


                          /s/ Bernadette G. Janairo
                              Bernadette G. Janairo,
                              Notary Public.
(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                    This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law




                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF AUGUST 1, 1992

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7-3/8% SERIES, DUE 2007




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties.....................................................      1
Recitals....................................................      1
Section 1    Granting clauses...............................      3
               Part I Electric Distributing Systems.........      3
               Part II Steam and Hot Water Distributing
                         Systems............................      4
               Part III Indeterminate Permits and Franchises      4
               Part IV Other Property.......................      5
             General and after-acquired title...............      6
Section 2    Designation of Thirty-Third series of bonds and
               kind and denominations thereof...............      6
             Record date for payment of interest............      7
             Designation of American National Bank and Trust
               Company of Chicago as paying agent...........      7
             Exchange of bonds..............................      7
             Transfer of bonds..............................      8
             Series limited to $80,000,000..................      8
Section 3    Form of fully registered bond..................      8
             Form of Trustee's certificate on bonds.........      8
Section 4    Temporary bonds................................     13
Section 5    Annual Payments for Maintenance and Improvement
               Fund.........................................     13
Section 6    Compliance with Section 47 of Original Mortgage
               with respect to dividend restrictions........     14
Section 7    Acceptance of trusts by Trustee and conditions
              of acceptance.................................     14
Section 8    Successors and assigns.........................     14
Section 9    Limitation of rights hereunder.................     14
_________________________
*Table of Contents is not part of the Thirty-Fifth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

PAGE

----
Section 10   Compliance with terms, provisions and
               conditions of Mortgage.......................     15
Section 11   Execution in counterparts......................     15
Testimonium.................................................     16
Signatures and Seals........................................     16
Acknowledgements............................................     17

                                       ii


THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of
August 1, 1992, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, and as of October 15, 1991;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7-3/8% Series, due 2007" (the bonds of said series being hereinafter sometimes referred to as the "2007 Bonds"), limited to the aggregate principal amount of Eighty Million Dollars ($80,000,000);
and

WHEREAS, all things necessary to make the 2007 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Fifth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Fifth Supplemental Indenture, and the terms of the 2007 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Fifth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2007 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Fifth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Fifth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                       PART II.

    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                     PART III.

      INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                   PART IV.

               OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) to be issued under and secured by the Mortgage, to be designated "7-3/8%
Series, due 2007", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on August 1, 2007, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on August 1 and February
1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois.
The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2007 Bonds not less than ten
(10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2007 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2007 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2007 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2007 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2007 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2007 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2007 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

The Company shall not be required to make transfers or exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

No charge shall be made upon any transfer or exchange of any of the 2007 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2007 Bonds shall be limited to an aggregate principal amount of Eighty Million Dollars ($80,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3. The 2007 Bonds and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, Due 2007
     Due August 1, 2007

No.                                          $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, on August 1, 2007, at the office or agency of the Company in the City of Chicago, Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the registered owner hereof interest thereon from the first day of August or the first day of February next preceding the date of this bond, at the rate of 7-3/8 per centum per annum in like lawful money, at said office or agency on August 1 and February 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on August 1 or February 1 will, subject to the exception provided in Section 2 of the Thirty-
Fifth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY



Dated:                By_______________________________________
                                      President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on Bonds]


     Trustee's Certificate

This Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Fifth Supplemental Indenture.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                             Trustee



By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, due 2007
     Due August 1, 2007

This Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7-3/8% Series, due 2007 (herein sometimes called the "2007 Bonds") limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) and established by a Thirty-Fifth Supplemental Indenture, dated as of August 1, 1992, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of
Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The 2007 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2007 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No charge shall be made upon any transfer or exchange of any of the 2007 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The Company shall not be require to make transfers or exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

The 2007 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2007 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

Section 4. Until the 2007 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2007 Bonds in temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Fifth Supplemental Indenture for a statement of such redemption prices.

Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of the 2007 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2007 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2007
Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

Section 6. The Company covenants that, so long as any of the 2007 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Fifth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fifth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Fifth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 9. Nothing in this Thirty-Fifth Supplemental
Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Fifth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2007 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-
Fifth Supplemental Indenture.

Section 11. This Thirty-Fifth Supplemental Indenture is dated as of August 1, 1992, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                           Indianapolis Power & Light Company

(SEAL)

Attest:                    By    /s/ Marcus E. Woods
                                 Marcus E. Woods,
                                 Vice-President
/s/ Clark L. Snyder,
Clark L. Snyder,
Assistant Secretary


                            American National Bank and Trust
                              Company of Chicago,
(SEAL)

Attest:                     By  /s/ Ronald B. Bremen
                                Ronald B. Bremen,
                                Vice-President

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.




State of Indiana     )
                     )  ss.:
County of Marion     )

On this 31st day of July, in the year 1992, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 31st day of July, 1992.


                           /s/ Gloria K. Bryant
                           Gloria K. Bryant
                           Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 31st day of July, in the year 1992, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and
Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen and Robert
M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 31st day of July, 1992.


                            /s/ Bernadette G. Janairo
                            Bernadette G. Janairo,
                            Notary Public
(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                    This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law




                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                 TRUSTEE

                                ---------------

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF APRIL 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.10% SERIES, DUE 2016




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I Electric Distributing Systems.......         4
              Part II Steam and Hot Water Distributing
                        Systems..........................         4
              Part III Indeterminate Permits and
                        Franchises.......................         5
              Part IV Other Property.....................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Fourth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $41,850,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Sixth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of
April 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991 and as of August 1, 1992;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of April 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) of the
City's Pollution Control Revenue Bonds, Series 1976 and
Series 1978 (Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Sixth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.10% Series, due 2016" (the bonds of said series being hereinafter sometimes referred to as the "2016 PC Bond"), limited to the aggregate principal amount of Forty One Million Eight Hundred Fifty
Thousnd Dollars ($41,850,000); and

WHEREAS, all things necessary to make the 2016 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Sixth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Sixth Supplemental Indenture, and the terms of the 2016 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Sixth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2016 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Sixth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Sixth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                       PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                         PART II.

          STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                         PART III.

        INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                      PART IV.

                  OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty One Million Eight Hundred Fifty Thousand Dollars
($41,850,000) to be issued under and secured by the Mortgage, to be designated "6.10% Series, due 2016", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on January 1, 2016, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on January 1 and July 1 of each year (except that the first interest payment thereon shall be made
July 1, 1993 for the three-month period from April 1, 1993 through June 30, 1993); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2016 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2016 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2016 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2016 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993A
(Indianapolis Power & Light Company Project)(the "Series
1993A Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of April 1, 1993 (hereinafter called the "City Indenture"), by and between the City and National City Bank, Indiana, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2016 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993A Bonds will be used for the refunding of the aggregate principal amount of Forty One
Million Eight Hundred Fifty Thousand Dollars
($41,850,000) of the City's Pollution Control Revenue
Bonds, Series 1976 and Series 1978 (Indianapolis Power &
Light Company Project) issued by the City pursuant to applicable loan agreements.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2016 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 3 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 3 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 3 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 3 uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In whole, at any time on or after January 1, 2003, or in part on any interest payment date on or after January 1, 2003, at the option of the Company at a price equal to the principal amount of the 2016 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2016 PC
Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2016 PC Bond.

(g) the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2016 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2016 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2016 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2016 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993A Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2016 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2016 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993A Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2016 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2016 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993A Bonds in part, which redemption would have the result that the interest payable on the Series 1993A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2016 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (f), (g), (h) or (i) above, the amounts payable upon redemption of 2016 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2016 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of the 2016 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Thirty-Sixth Supplemental Indenture, the Loan Agreement and the 2016 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2016 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1993A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2016 PC Bond and the Series 1993A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2016
PC Bond in whole or in part or to comply with any obligations to redeem the 2016 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2016
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2016 PC Bond.

At the option of the holder, the 2016 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2016 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Sixth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2016 PC Bond for a period of ten (10) days next preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2016 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2016 PC Bond shall be limited to an aggregate principal amount of Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2016 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2016 PC Bond]

This First Mortgage Bond, 6.10% Series, due 2016
(hereinafter called the "2016 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of April 1, 1993, between the City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, Due 2016
     Due January 1, 2016

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of April 1, 1993, (the "City
Indenture") or registered assigns, on January 1, 2016, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of January or the first day of July next preceding the date of this 2016 PC Bond (except that the first interest payment hereunder shall be made July 1, 1993 for the three-month period from April 1, 1993 through June 30,
1993), at the rate of six and one-tenth per centum
(6.10%) per annum in like lawful money at said office or agency, on January 1 and July 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will be paid to the registered owner of this 2016 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2016 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2016 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2016 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY



Dated:                By_______________________________________
                           Treasurer

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2016 PC Bond]


     Trustee's Certificate

This 2016 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Sixth Supplemental Indenture thereto.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                                  Trustee


                        By______________________________________
                                Authorized Signature

[Form of Reverse Side of 2016 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, due 2016
     Due January 1, 2016

This 2016 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.10% Series, due 2016
(herein called the "2016 PC Bond") limited in aggregate principal amount to Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and established by a Thirty-Sixth Supplemental Indenture dated as of April 1,
1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2016 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of April 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2016 PC Bond, will issue Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) principal amount of its Pollution Control Refunding Revenue Bonds,
Series 1993A (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2016 PC Bond and from moneys in the Bond
Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2016 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Sixth Supplemental Indenture.

This 2016 PC Bond is not subject to redemption prior to January 1, 2003, except as provided in Section 2 of the Thirty-Sixth Supplemental Indenture, to which reference is made for full description of redemption provisions.

This 2016 PC Bond is subject to redemption in whole at any time on or after January 1, 2003, or in part on any interest payment date on or after January 1, 2003, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Thirty-Sixth
Supplemental Indenture, at a price equal to the principal amount of the 2016 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirty-First Day                Redemption
of December of the Year Stated                  Premium

      2003...................                    2.0%
      2004...................                    1.0%

and without premium if redeemed after December 31, 2004.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2016
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2016 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Sixth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2016 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2016 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2016 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Sixth Supplemental Indenture.

[End of 2016 PC Bond Form]

Section 4. Until the 2016 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2016 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Sixth Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2016 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2016 PC Bond shall be discharged to the extent that any moneys in the Series 1993A Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1993A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2016 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993A Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2016 PC Bond.

As the principal of, premium, if any, and interest on the 2016 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2016 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2016 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2016 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2016 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2016 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2016 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2016 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

Section 7. The Company covenants that, so long as the 2016 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Sixth Supplemental
Indenture or of the 2016 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Sixth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Sixth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 10. Nothing in this Thirty-Sixth Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Sixth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2016 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Sixth Supplemental Indenture.

Section 12. This Thirty-Sixth Supplemental Indenture is dated as of April 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                      Indianapolis Power & Light Company


Attest:               By    /s/ Marcus E. Woods
                            Marcus E. Woods,
                            Vice-President


/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                      American National Bank and Trust
                        Company of Chicago


Attest:               By  /s/ Richard Y. Guthrie
                          Richard Y. Guthrie,
                          Senior Vice-President


/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of April, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of April, 1993.


                              /s/ Gloria K. Bryant
                              Gloria K. Bryant,
                              Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 2nd day of April, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Richard Y. Guthrie, Senior Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-
President and Assistant Secretary, respectively. Said
Richard Y. Guthrie and Robert M. Selangowski, being by me severally sworn did depose and say that the said Richard
Y. Guthrie resides in Evanston, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois;
that said Richard Y. Guthrie is Senior Vice-President and said Robert M. Selangowski is Assistant Secretary of said
American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 2nd day of April, 1993.


                           /s/ Bernadette G. Janairo
                           Bernadette G. Janairo,
                           Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law




                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                  TRUSTEE

                                ---------------

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.40% SERIES, DUE 2017




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I   Electric Distributing Systems.....         4
              Part II  Steam and Hot Water Distributing
                         Systems.........................         5
              Part III Indeterminate Permits and
                         Franchises......................         5
              Part IV  Other Property....................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Fifth series of bonds
              and kind and denominations thereof.........         7
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $24,650,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Seventh
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992 and as of April 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) of the
City's Pollution Control Revenue Bonds, Series 1977
(Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreement to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the "Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Seventh Supplemental Indenture in order to evidence and secure its indebtedness under the Loan
Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.40% Series, due 2017" (the bonds of said series being hereinafter sometimes referred to as the "2017 PC Bond"), limited to the aggregate principal amount of Twenty Four Million Six Hundred Fifty
Thousnd Dollars ($24,650,000); and

WHEREAS, all things necessary to make the 2017 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Seventh Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Seventh Supplemental Indenture, and the terms of the 2017 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Seventh Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2017 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Seventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Seventh Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                        PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                    PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                       PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                       PART IV.

                   OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Twenty Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) to be issued under and secured by the Mortgage, to be designated "5.40% Series, due 2017", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on August 1, 2017, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year (except that the first interest payment thereon shall be made
February 1, 1994 for the four-month period from October
1, 1993 through January 31, 1994); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2017 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2017 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2017 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2017 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993B
(Indianapolis Power & Light Company Project)(the "Series
1993B Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of October 1, 1993 (hereinafter called the "City Indenture"), by and between the City and National City Bank, Indiana, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2017 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993B Bonds will be used for the refunding of the aggregate principal amount of Twenty
Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) of the City's Pollution Control Revenue
Bonds, Series 1977 (Indianapolis Power & Light Company
Project) issued by the City pursuant to applicable loan agreement.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2017 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 3 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 3 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 3 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 3 uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2017 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(g) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993B Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2017 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2017 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2017 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(g), the Company shall have the same obligation (subject to the same proviso) to redeem the 2017 PC Bond.

(h) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993B Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2017 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2017 PC Bond pursuant to this Section 2(h), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2017 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993B Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2017 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2017 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993B Bonds in part, which redemption would have the result that the interest payable on the Series 1993B Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2017 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (f), (g), or (h) above, the amounts payable upon redemption of 2017 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of and interest on the 2017
PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2017 PC Bond.

In case of redemption in part pursuant to (e) or (h) above, the amount payable by the Company under this Thirty-Seventh Supplemental Indenture, the Loan Agreement and the 2017 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of and interest on the 2017 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series
1993B Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2017 PC Bond and the Series 1993B Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2017
PC Bond in whole or in part or to comply with any obligations to redeem the 2017 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2017
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2017 PC Bond.

At the option of the holder, the 2017 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2017 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2017 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Seventh Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2017 PC Bond for a period of ten (10) days next preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2017 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2017 PC Bond shall be limited to an aggregate principal amount of Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2017 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2017 PC Bond]

This First Mortgage Bond, 5.40% Series, due 2017
(hereinafter called the "2017 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of October 1, 1993, between the City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, Due 2017
     Due August 1, 2017

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on August 1, 2017, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this 2017 PC Bond (except that the first interest payment hereunder shall be made February 1, 1994 for the four-month period from October 1, 1993 through January
31, 1994), at the rate of five and forty hundredths per centum (5.40%) per annum in like lawful money at said office or agency, on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2017 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2017
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2017 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2017 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2017 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY



Dated:               By_______________________________________
                              Vice-President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2017 PC Bond]


     Trustee's Certificate

This 2017 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Seventh Supplemental Indenture thereto.

                    AMERICAN NATIONAL BANK AND
                      TRUST COMPANY OF CHICAGO
                                            Trustee


                    By______________________________________
                             Authorized Signature

[Form of Reverse Side of 2017 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, due 2017
     Due August 1, 2017

This 2017 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.40% Series, due 2017
(herein called the "2017 PC Bond") limited in aggregate principal amount to Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and established by a Thirty-Seventh Supplemental Indenture dated as of October
1, 1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2017 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of October 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2017 PC Bond, will issue Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) principal amount of its Pollution Control Refunding Revenue Bonds,
Series 1993B (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2017 PC Bond and from moneys in the Bond
Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2017 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Seventh Supplemental Indenture.

This 2017 PC Bond is not subject to redemption except as provided in Section 2 of the Thirty-Seventh Supplemental
Indenture, to which reference is made for full description of redemption provisions.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2017
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2017 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Seventh Supplemental Indenture, the principal of, and premium, if any, and interest on this 2017 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2017 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2017 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2017 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Seventh Supplemental Indenture.

[End of 2017 PC Bond Form]

Section 4. Until the 2017 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2017 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Seventh Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2017 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2017 PC Bond shall be discharged to the extent that any moneys in the Series 1993B Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1993B Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2017 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993B Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2017 PC Bond.

As the principal of, premium, if any, and interest on the 2017 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2017 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2017 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2017 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2017 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2017 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2017 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2017 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

Section 7. The Company covenants that, so long as the 2017 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Seventh Supplemental
Indenture or of the 2017 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Seventh Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Seventh
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 10. Nothing in this Thirty-Seventh Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Seventh Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2017 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Seventh Supplemental Indenture.

Section 12. This Thirty-Seventh Supplemental Indenture is dated as of October 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                        Indianapolis Power & Light Company


Attest:                 By    /s/ Marcus E. Woods
                              Marcus E. Woods,
                              Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                         American National Bank and Trust
                           Company of Chicago


Attest:                  By  /s/ Ronald B. Bremen
                             Ronald B. Bremen,
                             Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary



(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of October, 1993.


                                /s/ Dinah L. Kirkham
                                Dinah L. Kirkham,
                                Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 4th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing,Illinois; that said Ronald
B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 4th day of October, 1993.


                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law



                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.50% SERIES, DUE 2023




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
               Part I   Electric Distributing Systems....         4
               Part II  Steam and Hot Water Distributing
                          Systems........................         4
               Part III Indeterminate Permits and
                          Franchises.....................         5
               Part IV  Other Property...................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Sixth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $30,000,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
Section 9   Successors and assigns.......................        21
Section 10  Limitation of rights hereunder...............        21
_________________________
*Table of Contents is not part of the Thirty-Eighth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993 and as of October 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Thirty Million Dollars
($30,000,000) of the City's Pollution Control Revenue
Bonds, Series 1983 (Indianapolis Power & Light Company
Project) issued by the City pursuant to a related loan agreement to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Eighth Supplemental
Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.50% Series, due 2023" (the bonds of said series being hereinafter sometimes referred to as the "2023 PC Bond"), limited to the aggregate principal amount of Thirty Million Dollars ($30,000,000);
and

WHEREAS, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Eighth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Eighth Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Eighth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Eighth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                        PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                     PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                     PART IV.

                 OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated "5.50%
Series, due 2023", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on October 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on April 1 and October 1 of each year; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust
Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2023
PC Bond, if necessary, and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2023 PC Bond, or the registration, transfer or exchange thereof, being to American National
Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2023 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993C
(Indianapolis Power & Light Company Project)(the "Series
1993C Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of October 1, 1993 (hereinafter called the "City Indenture"), by and between the City and Bank One, Indianapolis, NA, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2023 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993C Bonds will be used for the refunding of the aggregate principal amount of Thirty
Million Dollars ($30,000,000) of the City's Pollution
Control Revenue Bonds, Series 1983 (Indianapolis Power &
Light Company Project) issued by the City pursuant to applicable loan agreements.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 4 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 4 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 4 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 4 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 4 uneconomic for use in the reasonable opinion of the company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to pruchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In whole, at any time on or after October 1, 2003, or in part on any interest payment date on or after October 1, 2003, at the option of the Company at a price equal to the principal amount of the 2023 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2023 PC
Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2023 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2023 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993C Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2023 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2023 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2023 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2023 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993C Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2023 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2023 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2023 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993C Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2023 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2023 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993C Bonds in part, which redemption would have the result that the interest payable on the Series 1993C Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2023 PC Bond in whole for the purpose of repayment under the Loan Agreement pursuant to subsection (a), (b), (c), (d), (f), (g), (h) or (i)
above, the amounts payable upon redemption of 2023 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above, and interest on the 2023 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of the 203 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Thirty-Eighth Supplemental Indenture, the Loan Agreement and the 2023 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2023 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1993C Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2023 PC Bond and the Series 1993C Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2023
PC Bond in whole or in part or to comply with any obligations to redeem the 2023 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. NO further notice, by publication or otherwise, shall be required for redemption of the 2023
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2023 PC Bond.

At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2023 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is tranferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Eighth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2023 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2023 PC Bond shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2023 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2023 PC Bond]

This First Mortgage Bond, 5.50% Series, due 2023
(hereinafter called the "2023 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of October 1, 1993, between the City of Petersburg, Indiana and Bank One,
Indianapolis, NA, as the Trustee, or to Indianapolis
Power & Light Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, Due 2023
     Due October 1, 2023

No.                                     $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to Bank One, Indianapolis, NA, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on October 1, 2023, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Thirty Million Dollars ($30,000,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of October or the first day of April next preceding the date of this 2023 PC Bond, at the rate of five and fifty hundredths per centum (5.50%) per annum in like lawful money at said office or agency, on October 1 and April 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on October 1 or April 1 will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2023 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2023 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                   INDIANAPOLIS POWER & LIGHT COMPANY



Dated:             By_______________________________________
                           Vice-President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2023 PC Bond]


     Trustee's Certificate

This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Eighth Supplemental Indenture thereto.

                       AMERICAN NATIONAL BANK AND
                         TRUST COMPANY OF CHICAGO
                                               Trustee


                       By______________________________________
                                   Authorized Signature

[Form of Reverse Side of 2023 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, due 2023
     Due October 1, 2023

This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.50% Series, due 2023
(herein called the "2023 PC Bond") limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) and established by a Thirty-Eighth Supplemental Indenture dated as of October 1, 1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of
Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2023 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of October 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2023 PC Bond, will issue Thirty Million Dollars
($30,000,000) principal amount of its Pollution Control
Refunding Revenue Bonds, Series 1993C (Indianapolis Power
& Light Company Project) (the "City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2023 PC Bond and from moneys in the Bond Fund created under the City
Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2023
PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City
Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Eighth
Supplemental Indenture.

This 2023 PC Bond is not subject to redemption prior to October 1, 2003, except as provided in Section 2 of the Thirty-Eighth Supplemental Indenture, to which reference is made for full description of redemption provisions.

This 2023 PC Bond is subject to redemption in whole at any time on or after October 1, 2003, or in part on any interest payment date on or after October 1, 2003, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Thirty-Eighth
Supplemental Indenture, at a price equal to the principal amount of the 2023 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirtieth Day               Redemption
of September of the Year Stated             Premium

     2004................................      2.0%
     2005................................      1.0%

and without premium if redeemed after September 30, 2005.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2023 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Eighth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2023 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2023 PC Bond will be nontransferable except to the City Trustee and successor thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Eighth Supplemental Indenture.

[End of 2023 PC Bond Form]

Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Eighth Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2023 PC Bond shall be discharged to the extent that any moneys in the Series 1993C Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, of interest on the Series 1993C Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2023 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993C Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2023 PC Bond.

As the principal of, premium, if any, and interest on the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2023 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2023 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures in the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with repsect thereto.

Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Eighth Supplemental
Indenture or of the 2023 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Eighth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Eighth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 10. Nothing in this Thirty-Eighth Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Eighth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Eighth Supplemental Indenture.

Section 12. This Thirty-Eighth Supplemental Indenture is dated as of October 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by one of its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust
Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                      Indianapolis Power & Light Company


Attest:               By  /s/ Marcus E. Woods
                          Marcus E. Woods,
                          Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                       American National Bank and Trust
                          Company of Chicago,

Attest:                By  /s/ Ronald B. Bremen
                           Ronald B. Bremen,
                           Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of October, 1993.


                         /s/ Dinah L. Kirkham
                         Dinah L. Kirkham,
                         Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 4th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust
Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M.
Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corpora-tion; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 4th day of October, 1993.



                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                    INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.05% SERIES, DUE 2004


                               TABLE OF CONTENTS*

                                       OF

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

Parties..................................................         1
Recitals.................................................         1
Section 1  Granting clauses..............................         3
             Part I   Electric Distributing Systems......         3
             Part II  Steam and Hot Water Distributing
                        Systems..........................         4
             Part III Indeterminate Permits and
                        Franchises.......................         4
             Part IV   Other Property....................         5
           General and after-acquired title..............         6
Section 2  Designation of thirty-seventh series of bonds
             and kind and denominations thereof..........         6
           Record date for payment of interest...........         7
           Designation of American National Bank and
             Trust Company of Chicago as paying agent....         7
           Bonds issued in book-entry form...............         7
           Exchange of bonds.............................         9
           Transfer of bonds.............................         9
           Series limited to $80,000,000.................        10
Section 3  Form of fully registered bond.................        10
           Form of Trustee's certificate on bonds........        12
Section 4  Temporary bonds...............................        14
Section 5  Annual Payments for Maintenance and Improvement
             Fund........................................        14
Section 6  Compliance with Section 47 of Original Mortgage
             with respect to dividend restrictions.......        15
Section 7  Acceptance of trusts by Trustee and conditions
             of acceptance...............................        15
Section 8  Successors and assigns........................        15
Section 9  Limitation of rights hereunder................        15

---------
  *Table of Contents is not part of the Thirty-Ninth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.


                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage.....................        16
Section 11  Execution in counterparts....................        16
Testimonium..............................................        17
Signatures and Seals.....................................        17
Acknowledgements.........................................        18


                                       ii

  THIS THIRTY-NINTH SUPPLEMENTAL INDENTURE, dated as of February 1, 1994, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and
Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April
1, 1949, two as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of
March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15,
1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, two as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993 and two as of October 1, 1993;

  Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

  Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.05% Series, due
2004" (the bonds of said series being hereinafter sometimes referred to as the "2004 Bonds"), limited to the aggregate principal amount of Eighty Million
Dollars ($80,000,000); and

  Whereas, all things necessary to make the 2004 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Ninth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

  Whereas, the execution and delivery by the Company of this Thirty-Ninth Supplemental Indenture, and the terms of the 2004 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

  Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

  Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Ninth
Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2004 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Ninth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Ninth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                           PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART III.

          INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                            PART IV.

                        OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-ited in aggregate principal amount to Eighty Million Dollars ($80,000,000) to be issued under and secured by the Mortgage, to be designated "6.05% Series, due 2004", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on February 1, 2004, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2004 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are autho-rized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

  The 2004 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

  The 2004 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its successors, or any successor central depository system appointed by the Company from time to time (the "Clearing Agency"). The Company and the Trustee may, in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the 2004 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2004 Bonds.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2004 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2004 Bond is so registered shall be, and the Company and the Trustee may deem and treat such Clearing Agency as, the absolute owner and holder of such 2004 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2004 Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of
Section 17A of the Securities Exchange Act of 1934, as amended, of such Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2004 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2004 Bond or any responsibility or obligation hereunder with respect to the receiv-ing by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2004 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing
Agency is not required to present any 2004 Bond called for partial redemption prior to receiving payment so long as the Trustee and the Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-rently the registered owner of the 2004 Bonds to the effect that such Clearing Agency is unable or unwilling to discharge its responsibility as a Clearing Agency for the 2004 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2004 Bonds, then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2004 Bonds, as are necessary or appropriate to discontinue use of such Clearing Agency as a Clearing Agency for the 2004 Bonds and to transfer the ownership of each of the 2004 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2004 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the 2024 Bonds, shall be paid by the Company.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2004 Bonds as of a record date selected by the Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2004 Bonds as the Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the Indenture.

  The 2004 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee repre-senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of
Section 69 of the Mortgage, in which event the redemption price of the 2004 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  At the option of the holder, any 2004 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2004 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

 The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2004 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2004 Bonds shall be limited to an aggregate principal amount of Eighty Million Dollars ($80,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

  Section 3. The 2004 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2004, at the office or agency of the Company in the City of Chicago, Illinois, Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this bond, at the rate of 6.05 per centum per annum in like lawful money, at said office or agency on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Thirty-Ninth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                                Indianapolis Power & Light Company


Dated                           By______________________________________
                                   President.

Attest:

  By________________________
               Secretary.

                 [form of trustee's certificate on bonds]

                        Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Ninth Supplemental Indenture.


                                   American National Bank and
                                   Trust Company of Chicago,
                                                    Trustee


                                   By_____________________________________
                                        Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.05% Series, due 2004 (herein sometimes called the "2004 Bonds") limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) and established by a Thirty-Ninth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured
(except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  The 2004 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2004 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2004 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest pay-ment date of said bonds.

  The 2004 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2004 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-gage.

  Section 4. Until the 2004 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall au-thenticate and deliver, in lieu thereof, fully registered 2004 Bonds in tempo-rary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Ninth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Inden-tures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2004 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2004 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2004 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2004 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-ments of the Company, and the Trustee assumes no responsibility for the cor-rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Ninth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Thirty-Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Thirty-Ninth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Ninth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2004 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Ninth Supplemental Indenture.

  Section 11. This Thirty-Ninth Supplemental Indenture is dated as of February 1, 1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                               Indianapolis Power & Light Company

(Seal)


Attest:                        By  /s/ Marcus E. Woods
                                   Marcus E. Woods,
                                   Vice-President.

/s/ Clark L. Snyder
      Clark L. Snyder,
    Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)


Attest:                         By  /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
    Robert M. Selangowski,
    Assistant Secretary.


State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said
Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation;
that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.



                                        /s/ Gloria K. Bryant
                                        Gloria K. Bryant
                                        Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of Ameri-can National Bank and Trust Company of Chicago, one of the corporations de-scribed in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald
B. Bremen, resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.


                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo
                                Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law


                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                        FORTIETH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7.05% SERIES, DUE 2024


                               TABLE OF CONTENTS*

                                       OF

                      FORTIETH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I   Electric Distributing Systems.....         3
              Part II  Steam and Hot Water Distributing
                         Systems.........................         4
              Part III Indeterminate Permits and
                         Franchises......................         4
              Part IV  Other Property....................         5
              General and after-acquired title...........         6
Section 2   Designation of thirty-eighth series of bonds
              and kind and denominations thereof.........         6
            Record date for payment of interest..........         7
            Designation of American National Bank and
              Trust Company of Chicago as paying
              agent......................................         7
            Bonds issued in book-entry form..............         7
            Exchange of bonds............................        10
            Transfer of bonds............................        10
            Series limited to $100,000,000...............        10
Section 3   Form of fully registered bond................        10
            Form of Trustee's certificate on bonds.......        12
Section 4   Temporary bonds..............................        15
Section 5   Annual Payments for Maintenance and
              Improvement Fund...........................        16
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions...............................        16
Section 7   Acceptance of trusts by Trustee and
              conditions of acceptance...................        16
Section 8   Successors and assigns.......................        16
Section 9   Limitation of rights hereunder...............        17

______________________________
  *Table of Contents is not part of the Fortieth Supplemental
Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage.....................        17
Section 11  Execution in counterparts....................        17
Testimonium..............................................        18
Signatures and Seals.....................................        18
Acknowledgements.........................................        19

                                       ii

  THIS FORTIETH SUPPLEMENTAL INDENTURE, dated as of February 1, 1994, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, two as of October 1, 1949, as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, two as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, two as of October 1, 1993 and as of February 1, 1994.

  Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

  Whereas, the Company now desires to provide for the establishment, execu-tion, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7.05% Series, due 2024" (the bonds of said series being hereinafter sometimes referred to as the "2024 Bonds"), lim-ited to the aggregate principal amount of One Hundred Million Dollars ($100,000,000); and

  Whereas, all things necessary to make the 2024 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Fortieth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

  Whereas, the execution and delivery by the Company of this Fortieth Supple-mental Indenture, and the terms of the 2024 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

  Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter ac-quired and intended to be subject to the lien thereof; and

  Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forti-eth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fortieth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fortieth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold, released, conveyed, as-signed, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mort-gage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American
National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                                    PART I.

                         ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bar-tholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, John-son, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                                    PART II.

                   STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the Company af-ter May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                   PART III.

                     INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                    PART IV.

                                OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the Mort-gage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description con-tained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as here-inafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-ited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) to be issued under and secured by the Mortgage, to be desig-nated "7.05% Series, due 2024", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on February 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2024 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

  The 2024 Bonds shall be dated as of the date of authentication thereof, ex-cept as otherwise provided in Section 10 of the Original Mortgage.

  The 2024 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its suc-cessors, or any successor central depository system appointed by the Company from time to time (the "Clearing Agency"). The Company and the Trustee may, in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2024 Bonds.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2024 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2024 Bond is so registered shall be, and the Company and the Trustee may deem and treat such Clearing Agency as, the absolute owner and holder of such 2024 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2024
Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of Section 17A of the Securities Exchange Act of 1934, as amended, of such Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2024 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2024 Bond or any responsibility or obligation hereunder with respect to the receiving by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2024 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing Agency is not required to present any 2024 Bond called for partial redemption prior to receiving payment so long as the Trustee and the Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-rently the registered owner of the 2024 Bonds to the effect that such Clearing Agency is unable or unwilling to discharge its responsibility as a Clearing Agency for the 2024 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2024 Bonds, then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to discontinue use of such Clearing Agency as a Clearing Agency for the 2024 Bonds and to transfer the ownership of each of the 2024 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2024 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the 2024 Bonds, shall be paid by the Company.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2024 Bonds as of a record date selected by the Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2024 Bonds as the Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the Indenture.

  Upon the notice and in the manner and with the effect provided in the Mort-gage and in this Section 2, the 2024 Bonds shall be redeemable prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount thereof and accrued interest to the date of redemption, and at the redemption prices set forth under the head-ing "Redemption Price" in the form of 2024 Bonds hereinafter recited, if re-deemed otherwise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1, 2004.

  Upon the notice and in the manner and with the effect provided in the Mort-gage and in this Section 2, the 2024 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee repre-senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Sec-tion 69 of the Mortgage, at the principal amount of the 2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  The notice required for the redemption of the 2024 Bonds shall be as pro-vided in Section 59 of the Mortgage.

  At the option of the holder, any 2024 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2024 Bonds shall be transferable on the books of the Company at said of-fice or agency of the Company in the City of Chicago, Illinois, by the regis-tered holder thereof, in person or by his duly authorized attorney, upon sur-render thereof for cancellation.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2024 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2024 Bonds shall be limited to an aggregate principal amount of One Hun-dred Million Dollars ($100,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

  Section 3. The 2024 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024
No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2024, at the office or agency of the Company in the City of Chicago, Illinois, Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this bond, at the rate of 7.05 per centum per annum in like lawful money, at said office or agency on February
1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Fortieth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereun-der, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                             Indianapolis Power & Light Company


Dated.....................   By......................................
                                          President.

Attest:

By......................................
Secretary.

                    [form of trustee's certificate on bonds]

                             Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fortieth Supplemental Indenture.


                                American National Bank and Trust
                                  Company of Chicago, Trustee



                                By......................................
                                          Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7.05% Series, due 2024 (herein sometimes called the "2024 Bonds") limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) and established by a For-tieth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Com-pany of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions Upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or al-tered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modifi-cation or alteration then outstanding under the Mortgage (excluding bonds dis-qualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall per-mit the extension of the maturity of the principal of this bond or the reduc-tion in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  The 2024 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2024 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2024 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest pay-ment date of said bonds.

  The 2024 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the redemption prices set forth below under the heading "Redemp-tion Price" plus accrued interest to the date of redemption if redeemed other-wise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1, 2004.


   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
-------------------             ----------
   2005.........                103.31%
   2006.........                102.98%
   2007.........                102.65%
   2008.........                102.32%
   2009.........                101.99%


   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
-------------------             ----------
   2010.........                101.66%
   2011.........                101.32%
   2012.........                100.99%
   2013.........                100.66%
   2014.........                100.33%

and 100% if redeemed after January 31, 2014.

  Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 2024 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-gage.

  Section 4. Until the 2024 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2024 Bonds in tem-porary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Forti-eth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2024 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2024 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2024 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2024 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-ments of the Company, and the Trustee assumes no responsibility for the cor-rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fortieth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Fortieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Fortieth Supplemental Indenture, expressed or im-plied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fortieth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and con-ditions of the Mortgage shall be applicable to the 2024 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be in-consistent with the provisions of this Fortieth Supplemental Indenture.

  Section 11. This Fortieth Supplemental Indenture is dated as of February 1, 1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                               Indianapolis Power & Light Company

(Seal)


Attest:                        By /s/ Marcus E. Woods
                                    Marcus E. Woods,
                                    Vice-President.
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)


Attest:                         By /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.



                                        /s/ Gloria K. Bryant
                                            Gloria K. Bryant
                                            Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B.
Bremen, resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.



                                        /s/ Bernadette G. Janairo
                                        Bernadette G. Janairo
                                        Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law


                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                       AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                TRUSTEE



                        FORTY-FIRST SUPPLEMENTAL INDENTURE



                        Dated as of January 15, 1995


                        ESTABLISHING FIRST MORTGAGE BONDS,

                            6-5.8% Series, Due 2024







                        TABLE OF CONTENTS*

                                of

                FORTY-FIRST SUPPLEMENTAL INDENTURE

                                of

                INDIANAPOLIS POWER & LIGHT COMPANY

                                                                Page
Parties                                                          1
Recitals                                                         1
Section 1  Granting clauses                                      3

             Part I   Electric Distributing Systems              4
             Part II  Steam and Hot Water
                      Distributing Systems                       4
             Part III Indeterminate Permits and
                      Franchises                                 5
             Part IV  Other Property                             5
             General and after-acquired title                    6

Section 2  Designation of Thirty-Ninth series of
             bonds and kind and denominations thereof            6
           Designation of Company or American
           National Bank and Trust Company of
           Chicago as paying agent                               7
           Purpose of bonds                                      7
           Redemption of bonds                                   8
           Exchange of bonds                                    12
           Transfer of bonds                                    13
           Series limited to $40,000,000                        13

Section 3  Form of fully registered bond                        13
           Form of Trustee's certificate on bonds               16

Section 4  Temporary bonds                                      19

Section 5  Payment of principal and interest;
             credits                                            19

Section 6  Annual Payments for Maintenance and
             Improvement Fund                                   20

Section 7  Compliance with Section 47 of Original
             Mortgage with respect to dividend
             restrictions                                       20

Section 8  Acceptance of trusts by Trustee and
             conditions of acceptance                           20

     *Table of Contents is not part of the Forty-First
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.


                                                               Page

Section 9   Successors and assigns                              20

Section 10  Limitation of rights hereunder                      21

Section 11  Compliance with terms, provisions and
                conditions of Mortgage                          21

Section 12  Execution in counterparts                           21

Testimonium                                                     22

Signatures and Seals                                            22

Acknowledgements                                                23

THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of January 15,
1995, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the ''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993 and as of February 1, 1994.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of January 15, 1995 (hereinafter called the Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1984 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-First Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 6-5/8% Series, due 2024'' (the bonds of said series being hereinafter sometimes referred to as the ''2024 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2024 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-First Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this Forty-First Supplemental Indenture, and the terms of the 2024 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-First Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-First Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-First Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:


                         PART I.

             ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.



                            PART II.

            STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                               PART III.

               INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


                             PART IV.

                          OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated '' 6-5/8% Series, due 2024'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on December 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year (except that the first interest payment thereon shall be made June 1, 1995 for the period from January 15, 1995 through May 31, 1995); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2024 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2024 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project) (the ''Series 1995A Bonds''), authenticated and delivered under and pursuant to an Indenture of Trust dated as of January 15, 1995 (hereinafter called the ''City Indenture''), by and between the City and Bank One Indianapolis, NA, as Trustee (the ''City Trustee''). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City
Indenture, the 2024 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1995A Bonds will be used for the refunding of the aggregate principal amount of Forty
Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1984 (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2024 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:


     (a) In whole, at the option of the Company, if the Facilities or Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

     (b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Units 3 or 4 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

     (c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

     (d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Units 3 or 4 uneconomic for use in the reasonable opinion of the Company.

     (e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

     (f) In whole, at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading ''Redemption Premium'' in the form of the 2024 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2024 PC Bond.

     (g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2024 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

     (h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1995A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2024 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2024 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond.


     (i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series 1995A Bonds held by persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2024 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2024 PC Bond pursuant to this
Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1995A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2024 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1995A Bonds in part, which redemption would have the result that the interest payable on the Series 1995A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended.

     In case of redemption of 2024 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b),
(c), (d), (f), (g), (h) or (i) above, the amounts payable upon redemption of 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2024 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2024 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-First Supplemental Indenture, the Loan Agreement and the 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2024 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1995A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2024 PC Bond and the Series 1995A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2024 PC Bond in whole or in part or to comply with any obligations to redeem the 2024 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2024 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2024 PC Bond.

     At the option of the holder, the 2024 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.


     The 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-First Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2024 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2024 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2024 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2024 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:


[form of face of 2024 pc bond]

     This First Mortgage Bond, 6-5/8% Series, due 2024 (hereinafter called the ''2024 PC Bond'') is not transferable except to a successor trustee under the Indenture of Trust dated as of January 15, 1995, between the City of Petersburg, Indiana and Bank One Indianapolis, N.A., Indiana, as the Trustee, or to Indianapolis Power & Light Company.


INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6-5/8% Series, Due 2024
Due December 1, 2024

No. 1                                       $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to BankOne Indianapolis, N.A., Indiana, as the Trustee (hereinafter called the ''City Trustee'') under the Indenture of Trust between the City of Petersburg, Indiana (the ''City'') and the City Trustee, dated as of January 15, 1995 (the ''City Indenture'') or registered assigns, on December 1, 2024, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Forty Million Dollars ($40,000,000) in lawful money of the United
States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this 2024 PC Bond (except that the first interest payment hereunder shall be made June 1, 1995 for the period from January 15, 1995 through May 31, 1995), at the rate of six and five-eighths percent (6-5/8%) per annum in like lawful money at said office or agency, on June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on June 1 or December 1 will be paid to the registered owner of this 2024 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.


REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2024 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


     No recourse shall be had for the payment of the principal of or interest on this 2024 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2024 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2024 PC Bond to be signed in its name by its President or its Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                                Indianapolis Power & Light Company


Dated                           By
                                        Treasurer
Attest:

By
Secretary


[form of trustee's certificate on 2024 pc bond]

                        Trustee's Certificate

     This 2024 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-First Supplemental Indenture thereto.


                        American National Bank and Trust Company of
                                Chicago       Trustee

                        By
                                Authorized Signature


[form of reverse side of 2024 pc bond]

                INDIANAPOLIS POWER & LIGHT COMPANY

           First Mortgage Bond, 6-5/8% Series, due 2024
                Due January 1, 2024

     This 2024 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6-5/8% Series, due 2024 (herein called the ''2024 PC Bond'') limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-First Supplemental Indenture dated as of January 15, 1995, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2024 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of January 15, 1995, between the City and the Company (the ''Loan Agreement''). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2024 PC Bond, will issue Forty Million Dollars ($40,000,000) principal amount of its Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project) (the ''City Bonds'') under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2024 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2024 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-First Supplemental Indenture.

     This 2024 PC Bond is not subject to redemption prior to December 1, 2004, except as provided in Section 2 of the Forty-First Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2024 PC Bond is subject to redemption in whole at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Forty-First Supplemental Indenture, at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading ''Redemption
Premium'':

If Redeemed During the Twelve Months
Ending With the Thirtieth Day
Redemption
of November of the Year Stated                  Premium

2005                                            2.0%
2006                                            1.0%

and without premium if redeemed after November 30, 2006.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2024 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2024 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-First Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.


     This 2024 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-First Supplemental Indenture.

[end of 2024 pc bond form]

     Section 4. Until the 2024 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2024 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-First Supplemental Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2024 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 PC Bond shall be discharged to the extent that any moneys in the Series 1995A Bond Account within the Bond Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1995A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2024 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1995A Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2024 PC Bond.

As the principal of, premium, if any, and interest on the 2024 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2024 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2024 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2024 PC Bond, any such certificate shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2024 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2024 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2024 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2024 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-First Supplemental Indenture or of the 2024 PC Bond issued hereunder.

     Section 9. Whenever in this Forty-First Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-First Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-First Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2024 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-First Supplemental Indenture.

     Section 12. This Forty-First Supplemental Indenture is dated as of January 15, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


Indianapolis Power & Light Company,



By /s/ Bryan G. Tabler
Bryan G. Tabler,
Senior Vice-President

Attest:


/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

American National Bank And Trust Company of
Chicago



By /s/ Ronald B. Bremen
Ronald B. Bremen,
Vice-President

Attest:
(Seal)

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

State of Indiana
County of Marion


     On this 2nd day of February, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Bryan
G. Tabler, Senior Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Bryan G. Tabler and Clark L. Snyder being by me severally duly sworn did depose and say that the said Bryan G. Tabler resides in Marion County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Bryan G. Tabler is Senior Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.


     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 2nd day of February 1995.




/s/ Gloria K. Bryant
Gloria K. Bryant,
Notary Public

My Commission Expires:
     June 11, 1995

My County of Residence is:
     Marion

(Notarial Seal)
State of Illinois
County of Cook

     On this 1st day of February, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 1st day of February, 1995.





/s/ Bernadette G. Janairo
Bernadette G. Janairo
Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler










             INDIANAPOLIS POWER & LIGHT COMPANY

                             TO

             AMERICAN NATIONAL BANK AND TRUST

                   COMPANY OF CHICAGO

                                      Trustee





            Forty-Second Supplemental Indenture





              Dated as of October 1, 1995


            ESTABLISHING FIRST MORTGAGE BONDS,

                 5.21% Series, Due 2023









                   TABLE OF CONTENTS*

                         of

         FORTY-SECOND SUPPLEMENTAL INDENTURE

                         of

         INDIANAPOLIS POWER & LIGHT COMPANY

                                                           Page
Parties                                                      1
Recitals                                                     1
Section 1   Granting clauses                                 4
              Part I   Electric Distributing Systems         5
              Part II  Steam and Hot Water Distributing
                         Systems                             5
              Part III Indeterminate Permits and Franchises  6
              Part IV  Other Property                        6
            General and after-acquired title                 6
Section 2   Designation of Fortieth series of bonds
              and kind and denominations thereof             7
            Designation of Company or American National
              Bank and Trust Company of Chicago as
              paying agent                                   8
            Purpose of bonds                                 8
            Redemption of bonds                              8
            Exchange of bonds                                9
            Transfer of bonds                                9
            Series limited to $40,000,000                    9
Section 3   Form of fully registered bond                   10
            Form of Trustee's certificate on bonds          12
Section 4   Temporary bonds                                 14
Section 5   Payments made hereunder; discharge of
              obligation; credits                           14
Section 6   Annual Payments for Maintenance and
              Improvement Fund                              15
Section 7   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions                                  15
Section 8   Acceptance of trusts by Trustee and
              conditions of acceptance                      15

*Table of Contents is not part of the Forty-Second
Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.


                                                          Page
Section 9   Successors and assigns                         16
Section 10  Limitation of rights hereunder                 16
Section 11  Compliance with terms, provisions and
              conditions of Mortgage                       16
Section 12  Execution in counterparts                      16
Testimonium                                                17
Signatures and Seals                                       17
Acknowledgements                                           18

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 1,
1995, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the ''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993, as of February 1, 1994 and as of January 15, 1995.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of October 1, 1995 (hereinafter called the ''Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Refunding Revenue Bonds, Series 1985 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''); and

     Whereas, the Company has secured a Municipal Bond Insurance Policy issued by AMBAC Indemnity Corporation (''AMBAC'') to secure the timely payment of principal and interest on the City of Petersburg Pollution Control Refunding Revenue Bonds, Adjustable Rate Tender Securities
(ARTS)SM, Series 1995B (Indianapolis Power & Light Company Project), due January 1, 2023 (the ''Series 1995B Bonds''); and

     Whereas, the Company will enter into an Insurance Agreement dated as of October 18, 1995 with AMBAC (the ''Insurance Agreement'') to evidence the reimbursement obligations of the Company to AMBAC for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy issued by AMBAC (the ''Bond Obligations''); and

     Whereas, the Company has entered into an Interest Rate Swap Agreement, dated as of October 11, 1995 with AMBAC Financial Services Limited Partnership (hereinafter ''AFSLP''), (the ''Swap Agreement'') under which AFSLP will have an obligation to make payments to the Company equal to the variable rate interest payments on the Series 1995B Bonds, subject to adjustment in accordance with the terms of the Swap Agreement, and the Company will have an obligation to make payments to AFSLP equal to the fixed rate interest payment on the Company's 2023 PC Bond, as defined below, and such payments subject to a netting of those obligations in accordance with the terms of the Swap Agreement (to the extent amounts are owing by the Company after such netting, the ''Swap Obligations''); and

     Whereas, the Company has secured a Financial Guaranty Insurance Policy pursuant to which AMBAC insures the payment obligations of the Company pursuant to the Swap Agreement (the ''Swap Policy''); and

     Whereas, the Insurance Agreement also evidences the reimbursement obligations of the Company to AMBAC for any payments made pursuant to the Swap Policy; and

     Whereas, pursuant to the terms of the Swap Agreement and the Insurance Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Second Supplemental Indenture in order to evidence and secure amounts owing under the terms of the Swap Agreement and the Insurance Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 5.21% Series, due 2023'' (the bonds of said series being hereinafter sometimes referred to as the ''2023 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this Forty-Second Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:


                             PART I.

                 ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                              PART II.

             STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                              PART III.

                 INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


                                 PART IV.

                               OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated ''5.21% Series, due 2023'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on January 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall be payable on the dates, at the times and in the amounts required by the Swap Agreement and the Insurance Agreement; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21% and shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of amounts due hereunder, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2023 PC Bond will be issued to evidence and secure the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure payments made by the Company to AFSLP under the Swap Agreement.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof in whole or in part at the times, and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     The Company shall provide notice to the Trustee of a reduction, in whole or in part, in the notional amounts owing under the Swap Agreement and a corresponding reduction, in whole or in part, in the outstanding principal amount of the Series 1995B Bonds, and the Trustee shall thereafter notify the holders of such event and request the holders to surrender their 2023 PC Bonds for cancellation; or, in the case of a partial reduction, surrender of the bonds in connection with the issuance of replacement bonds in denominations equal to the remaining notional amount owing under the Swap Agreement and the outstanding principal amount of the Series 1995B Bonds.

     At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Second Supplemental Indenture.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2023 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000), together with interest at the per annum rate of 5.21% from the date of authentication to maturity, (such total obligation hereinafter referred to as the ''Stated Amount'') and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2023 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:


[form of face of 2023 pc bond]

     This First Mortgage Bond, 5.21% Series, due 2023 (hereinafter called the ''2023 PC Bond'') is not transferable except with the prior written consent of the Company, or to Indianapolis Power & Light Company.


INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, Due 2023
Due January 1, 2023

No. 1                                           $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to AMBAC Indemnity Corporation the Bond Obligations (as defined in the hereinafter defined Indenture) and to AMBAC Financial Services, Limited Partnership the Swap Obligations (as defined in the hereinafter defined Indenture) payable on the dates and at the times required by the Insurance Agreement and the Swap Agreement (both as defined in the hereinafter defined Indenture) in lawful money of the United States of America; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21%. The amounts payable hereunder are subject to reduction in the manner described in the Indenture in the event of reductions in the Bond Obligations and the Swap Obligations. The amounts payable hereunder will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.


     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


     No recourse shall be had for any amounts payable on this 2023 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2023 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or its Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                           Indianapolis Power & Light Company


Dated                      By
                                Treasurer
Attest:

By
Secretary


[form of trustee's certificate on 2023 pc bond]

Trustee's Certificate

     This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Second Supplemental Indenture thereto.


                  American National Bank and Trust
                  Company of Chicago
                                        Trustee


                  By
                        Authorized Signature


[form of reverse side of 2023 pc bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, due 2023
Due January 1, 2023

     This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.21% Series, due 2023 (herein called the ''2023 PC Bond'') limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-Second Supplemental Indenture dated as of October 1, 1995 (the ''Indenture''), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2023 PC Bond evidences and secures the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure certain payments made by the Company to AFSLP under the Swap Agreement. Anything herein to the contrary notwithstanding, all amounts constituting Settlement Amounts, as defined in the Swap Agreement, shall not be payable hereunder or secured hereby.

     This 2023 PC Bond is subject to redemption in whole or in part at the times and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of amounts owing hereunder without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2023 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, to pay, subject to the provisions of the Forty-Second Supplemental Indenture, all amounts owing under the Swap Agreement and the Insurance Agreement at the place, at the respective times and in the manner herein prescribed.

     This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Second Supplemental Indenture.


[end of 2023 pc bond form]

     Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Second Supplemental Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond all amounts due and owing under the Swap Agreement or the Insurance Agreement up to the Stated Amount, at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company hereunder to AFSLP shall be discharged upon termination of the Swap Agreement and payment of all amount owing thereunder; and

     (b) the obligation of the Company hereunder to AMBAC shall be discharged upon termination of the Swap Agreement together with the delivery to the Trustee under the Indenture of Trust dated as of October 1, 1995 between the City and Bank One, Indianapolis, NA, as Trustee, of a new First Mortgage Bond in the principal amount of the Series 1995B Bonds then outstanding.

Upon payment of all amounts owing hereunder, the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) certificates signed by duly authorized officers of AMBAC Indemnity or AFSLP specifying the amount of such payment or credit. In the absence of receipt by the Trustee of any 2023 PC Bond, any such certificates shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Second Supplemental Indenture or of the 2023 PC Bond issued hereunder.

     Section 9. Whenever in this Forty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-Second Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Second Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Second Supplemental Indenture.

     Section 12. This Forty-Second Supplemental Indenture is dated as of October 1, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.



     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its Vice-President or Treasurer, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                        Indianapolis Power & Light Company,


                        /s/   Steven L. Meyer
                        By    Steven L. Meyer,
                                Treasurer

Attest:

/s/   Wendy V. Yerkes
Wendy V. Yerkes,
Assistant Secretary

                        American National Bank And Trust Company of
                                Chicago


                        /s/   Ronald B. Bremen
                        By    Ronald B. Bremen,
                                Vice-President

Attest:
(Seal)
/s/   Robert M. Selangowski

Robert M. Selangowski,
Assistant Secretary



State of Indiana )
                 ) ss:
County of Marion )



     On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came
Steven L. Meyer, Treasurer, and Wendy V. Yerkes, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Treasurer and Assistant
Secretary, respectively. Said Steven L. Meyer and Wendy V. Yerkes being by me severally duly sworn did depose and say that the said Steven L. Meyer resides in Marion County, Indiana and the said Wendy V. Yerkes resides in Marion County, Indiana; that said Steven L. Meyer is Treasurer and said Wendy V. Yerkes is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



                        /s/   Sandra L. Stewart

                              Sandra L. Stewart
                              Notary Public

My Commission Expires:
     July 24, 1998

My County of Residence is:
     Johnson

(Notarial Seal)

State of Illinois  )
                   ) ss:
County of Cook     )

     On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



                                /s/   Bernadette G. Janairo
                                      Bernadette G. Janairo
                                      Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler